Exhibit 21


                         Subsidiaries of the Registrant



Subsidiaries of CoActive Marketing Group, Inc.

                                                   State of Organization
                                                   ---------------------

         Inmark Services LLC.                            Delaware

         U.S. Concepts LLC                               Delaware

         Optimum Group LLC                               Delaware

         Grupo Hacerlo LLC                               New York

         Bars.com LLC                                    Delaware